SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2003

STERIS Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-20165	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.    Regulation FD Disclosure

Attached hereto as Exhibit 99 is a copy of a press release dated October 22, 2003, announcing that Jacqueline Kosecoff, Ph.D. has been elected to Board of Directors of STERIS Corporation.

The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS Corporation

By:	/S/ LAURIE BRLAS
Laurie Brlas Senior Vice President and Chief Financial Officer

Date:  October 22, 2003